UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 16, 2009

                                BCB BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

      New Jersey                         0-50275                  26-0065262
----------------------------------    ----------------       ------------------
 (State or Other Jurisdiction)       (Commission File No.)  I.R.S. Employer
   of Incorporation)                                        Identification No.)


 104-110 Avenue C, Bayonne, New Jersey                           07002
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(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code:  (201) 823-0700
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ X] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.
---------         ------------

     BCB Bancorp, Inc. (the "Company") recently became aware that a complaint had been filed on July 9, 2009 in the Superior Court of New Jersey in Hudson
County against the Company, Pamrapo Bancorp, Inc. ("Pamrapo") and each of Pamrapo's directors.

     The action, which seeks class certification, was brought by Keith Kube, a purported shareholder of the Company, on behalf of himself and all others similarly situated. The complaint alleges, among other things, that the directors of Pamrapo are in breach of their fiduciary duties to shareholders in connection with the Pamrapo's entry into an agreement and plan of merger, dated as of June 29, 2009, with the Company (the "Agreement"), pursuant to which the Pamrapo will merge with and into the Company, with the Company as the surviving corporation.

     The complaint seeks, among other things, for the Court to enjoin the defendants from consummating the transactions contemplated by the Agreement and to award the plaintiff attorneys' fees and expenses incurred in bringing the lawsuit.

     The Company believes that the allegations in the complaint are without merit and intend to vigorously defend against the claims and causes of action asserted in this legal matter.


Forward-Looking Statements

     This Form 8-K contains certain forward-looking statements. These statements speak only as of the date they are made. The companies undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating the Company and Pamrapo, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which the Company and Pamrapo are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that the Company and Pamrapo file with the Securities and Exchange Commission (the "SEC").

Additional Information about the Merger and Where to Find It

     This Form 8-K may be deemed to be solicitation material with respect to the proposed merger of the Company and Pamrapo. In connection with the proposed merger, the Company and Pamrapo will file a joint proxy statement/prospectus with the SEC to be distributed to the shareholders of the Company and Pamrapo in connection with their vote on the proposed merger. SHAREHOLDERS OF THE COMPANY AND PAMRAPO ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

     The definitive proxy statement will be mailed to shareholders of the Company and Pamrapo, and shareholders will be able to obtain the documents, when they become available, free of charge at the SEC's website, www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by the companies by written request directed to the Corporate Secretary, BCB Bancorp, Inc., 104-110 Avenue C, Bayonne, New Jersey 07002 or by visiting the BCB website at www.bcbbancorp.com, with respect to documents filed by the Company, and by written request directed to the Secretary, Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002 or by visiting the Pamrapo website at www.pamrapo.com, with respect to documents filed by Pamrapo.

     The Company and Pamrapo are not currently engaged in a solicitation of proxies of their respective shareholders in connection with the proposed merger. If a proxy solicitation commences, the Company and Pamrapo, and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed merger. Information regarding the Company's directors and executive officers is set forth in its proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on March 25, 2009. Information regarding Pamrapo's directors and executive officers is set forth in its proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on March 31, 2009. Both filings are available at the SEC's website, www.sec.gov, and may also be obtained from the companies at the addresses set forth in the preceding paragraph or by visiting their websites at www.bcbbancorp.com and www.pamrapo.com. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available.

     Read the proxy statement/prospectus carefully before making a decision concerning the merger.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                             BCB BANCORP, INC.



Date:  July 22, 2009
                             By:   /s/ Donald Mindiak
                                   -------------------------------------------
                                   Donald Mindiak
                                   President and Chief Executive Officer